Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley               Scott S. Rosenblum              James Schreiber
Robert M. Heller              Michele D. Ross                     Counsel
Philip S. Kaufman             Max J. Schwartz                      _____
Peter S. Kolevzon             Mark B. Segall
Kenneth P. Kopelman           Judith Singer                M. Frances Buchinsky
Michael Paul Korotkin         Howard A. Sobel                Abbe L. Dienstag
Shari K. Krouner              Jeffrey S. Trachtman          Ronald S. Greenberg
Kevin B. Leblang              Jonathan M. Wagner             Debora K. Grobman
David P. Levin                Harold P. Weinberger         Christian S. Herzeca
Ezra G. Levin                 E. Lisk Wyckoff, Jr.               Jane lee
Larry M. Loeb                                                Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER

                                                             (212)715-9100
                                                              -------------

                                   February 27, 1997



Gintel Fund
6 Greenwich Office Park
Greenwich, CT 06830

          Re:  Gintel Fund
               Registration No. 2-70207
               ------------------------

Gentlemen:

We have acted as counsel to Gintel Fund, a Massachusetts business trust (the "Trust"), in connection with the public offering of the Fund's shares of beneficial interest with no par value and on various other securities and general matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933. We further understand that, pursuant to the provisions of Rule 24f-2, the Trust is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of beneficial interest, (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended December 31, 1996.

We have reviewed, insofar as it relates or pertains to the Trust, the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, trust records and other instruments we have deemed necessary or appropriate

Kramer, Levin, Naftalis & Frankel

Gintel Fund
February 27, 1997
Page 2

for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof which we have deemed appropriate under the circumstances.

Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Trust's Declaration of Trust and Registration Statement, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,


                           /s/ Kramer, Levin, Naftalis & Frankel
                           -------------------------------------